Exhibit 99.1

INVESTOR PRESENTATION Senior Secured Notes Offering May 2018 EP ENERGY CORPORATION

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS This presentation includes certain forward-looking statements and projections of EP Energy LLC (“EP Energy”). EP Energy has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed, including, without limitation, the volatility of and current sustained low oil, natural gas, and NGL prices; the supply and demand for oil, natural gas and NGLs; changes in commodity prices and basis differentials for oil and natural gas; EP Energy’s ability to meet production volume targets; the uncertainty of estimating proved reserves and unproved resources; the future level of service and capital costs; the availability and cost of financing to fund future exploration and production operations; the success of drilling programs with regard to proved undeveloped reserves and unproved resources; EP Energy’s ability to comply with the covenants in various financing documents; EP Energy’s ability to obtain necessary governmental approvals for proposed E&P projects and to successfully construct and operate such projects; actions by the credit rating agencies; credit and performance risks of EP Energy’s lenders, trading counterparties, customers, vendors, suppliers, and third party operators; general economic and weather conditions in geographic regions or markets served by EP Energy, or where operations of EP Energy are located, including the risk of a global recession and negative impact on oil and natural gas demand; the uncertainties associated with governmental regulation, including any potential changes in federal and state tax laws and regulation; competition; and other factors described in EP Energy’s Securities and Exchange Commission filings. While EP Energy makes these statements and projections in good faith, neither EP Energy nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. EP Energy assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by EP Energy, whether as a result of new information, future events, or otherwise. You are cautioned not to place any undue reliance on any forward-looking statements, which speak only as of the date of this presentation. This presentation presents certain production and reserves-related information on an "equivalency" basis. Equivalent volumes are computed with natural gas converted to barrels at a ratio of six Mcf to one Bbl. These conversions are based on energy equivalency conversion methods primarily applicable at the burner tip and do not represent value equivalencies at the wellhead. Although these conversion factors are industry accepted norms, they are not reflective of price or market value differentials between product types. References to our estimated proved reserves as of December 31, 2017 are derived from our proved reserve reports prepared by our internal staff of engineers and audited by the independent petroleum engineering consultant firm of Ryder Scott Company, L.P. The Notes have not been registered under the United States Securities Act of 1933, as amended, or under any state securities laws in the United States. Accordingly, the Notes will be offered in the United States only to qualified institutional buyers as defined under Rule 144A under the Securities Act, and outside the United States in accordance with Regulation S of the Securities Act. Securities may not be offered or sold in the United States unless they are registered or exempt from registration under the Securities Act. Before you invest, you should read the offering memorandum and the documents incorporated by reference in the offering memorandum, for more complete information about EP Energy and this offering. This presentation refers to certain non-GAAP financial measures such as, “Adjusted EBITDAX”, “Adjusted Cash Operating Costs”, “PV-10”, “Adjusted General and Administrative Expenses”, and “Net Debt”. Definitions of these measures and reconciliation between U.S. GAAP and non-GAAP financial measures are included in the Appendix to this presentation. Prospective investors should base their evaluation of EP Energy and their decision whether or not to invest in the Notes solely based on the information contained in or incorporated by reference into the related offering memorandum. 2 EP Energy Corporation 2

MANAGEMENT PRESENTERS EP Energy Corporation 3 Russell Parker President & CEO Kyle McCuen Senior Vice President & CFO

1. TRANSACTION SUMMARY

SOURCES, USES AND PRO FORMA CAPITALIZATION

Sources of Funds	($mm)
New 1.125L Senior Secured notes offering	$1,000
Total Sources	**$1,000**

Uses of Funds	($mm)
Repayment of drawn RBL Facility	$940
Cash to balance sheet	37[1]
Estimated transaction fees and expenses[2]	23
Total Uses	**$1,000**

($ in millions)	Adjusted 3/31/2018	Transaction Adjustments	Pro forma 3/31/2018	x LTM Adj. EBITDAX	Pricing	Floor	Maturity
Cash and cash equivalents	$19	$181 [1]	$200				
RBL Facility ($629mm BB)[3]	$775	($775)	–	–	L + 300[4]	–	23-Nov-21
New 1.125L Senior Secured notes due May 2026	–	1,000	1,000				
1.25L Senior Secured Notes due 2024	500		500	2.0x	8.000%	–	29-Nov-24
1.5L Senior Secured Notes due 2024	1,092		1,092	3.4x	9.375%	–	1-May-24
1.5L Senior Secured Notes due 2025	1,000		1,000	4.8x	8.000%	–	15-Feb-25
Total Priority Lien Debt	**$3,367**	**$225**	**$3,592**	**4.8x**			
Cov-Lite Term Loan B-3	21	(21)[1]	–	4.8x	L + 275	0.75%	24-May-18
Cov-Lite Term Loan B-2	8		8	4.8x	L + 300	1.00%	30-Apr-19
Total Secured Debt	**$3,396**	**$204**	**$3,600**	**4.8x**			
Senior Notes due 2020	246		246	5.1x	9.375%	–	1-May-20
Senior Notes due 2022	196		196	5.3x	7.750%	–	1-Sep-22
Senior Notes due 2023	380		380	5.8x	6.375%	–	15-Jun-23
Total Debt	**$4,218**	**$204**	**$4,422**	**5.8x**			
Market Value of Equity[5]	736		736	6.8x			
Total capitalization	**$4,954**		**$5,158**	6.8x			
1Q Annualized EBITDAX[6]	$756		$756				
Total Net Priority Lien Debt / 1Q Annualized Adj. EBITDAX	4.4x		4.5x				
Total Net Debt / 1Q Annualized Adj. EBITDAX	5.6x		5.6x				
PDP PV-10[7]	2,054		2,054				
1P PV-10[7]	$2,948		$2,948				
PDP PV-10 1.125 Lien Coverage[8]	1.5x		1.3x				
PDP PV-10 Total Secured Debt Coverage[8]	0.5x		0.5x				
1P PV-10 1.125 Lien Coverage[8]	2.2x		1.8x				
1P PV-10 Total Secured Debt Coverage[8]	0.7x		0.7x				

Liquidity analysis			
Cash and cash equivalents	$19	$181	$200
(+) Borrowing Base	1,359	(730)	629
(–) RBL Drawn	(775)		–
(–) Outstanding Letters of Credit	(19)		(19)
Total Liquidity	**$584**		**$810**

Note: See the Appendix to this presentation for the Company's non-GAAP reconciliations and definitions.

[1] The 2nd lien term loan of $21mm was paid off following quarter end, prior to this transaction, in April. The term loan was paid off with cash on hand. Capitalization table illustratively shows the amount being paid down.

[2] Fees and expenses includes financing, legal and RBL amendment fees.

[3] Borrowings do not include $19mm of L/C outstanding. As of March 30, 2018 there was $775mm outstanding under the RBL Facility. Assumes pro forma borrowing base under the RBL Facility reduced to $629mn. Outstanding balance as of 5/16/18 is $940mm.

[4] The applicable margin varies depending on the percentage of the borrowing base utilized at a given time and ranges from 250 – 350 basis points per annum for LIBOR based borrowings.

[5] Market Value of Equity as of May 15, 2018 per FactSet.

[6] 1Q Annualized EBITDAX for the three months ended 3/31/18.

[7] PV-10 reserves based on 12/31/17 internal reserve report using strip pricing as of 5/16/2018.

[8] Coverage calculated through new Senior Secured Notes assuming fully-drawn RBL Facility.

EP Energy Corporation
5

This Notes offering opens significant runway for the company to focus on the drillbit PRO FORMA DEBT MATURITY PROFILE The RBL amendment extended maturity of the facility 2.5 years to November 2021 Concurrently with the announcement of the RBL A&E, EP Energy is issuing $1,000mm of “1.125L” Senior Secured Notes to fully repay the outstanding revolver draw RCF commitment was downsized from $1,359mm to $629mm $500 $1,092 $8 $246 $629 $196 $379 $1,592 $1,000 $1,000 2018 2019 2020 2021 2022 2023 2024 2025 2026 RBL Facility (undrawn) New 1.125L Sr. Sec. Notes 1.25L Sr. Sec. Notes 1.5L Sr. Sec. Notes 2L Sr. Sec. Term Loan Sr. Unsec. Notes

2. COMPANY UPDATE

EP ENERGY CORPORATION

Overview

- ✓ Improving execution in all asset areas while reducing capital and operating costs
- ✓ ~456,000 total net acres[1]
- ✓ ~392 MMBoe proved reserves[2]

1Q'18 Results Summary

- ✓ Adjusted EBITDAX: $189MM
- ✓ Oil Production: ~45.4 MBbls/d
- ✓ Total Production: ~80.1 MBoe/d
- ✓ Capex: ~$208MM[3]

EAGLE FORD
Net Acres: ~117,000
1Q'18 Net Production (MBoe/d): 35.9


Frio
La Salle

PERMIAN
Net Acres: ~182,000
1Q'18 Net Production (MBoe/d): 27.0


Upton
Reagan
Irion
Crockett

ALTAMONT
Net Acres: ~157,000
1Q'18 Net Production (MBoe/d): 17.2


Duchesne
Uintah

EP Energy Acreage

2018 Key Initiatives

- ✓ Further enhance asset performance and returns
- ✓ Continue to improve low-cost, efficient operations
- ✓ Improve leverage
- ✓ Maintain financial flexibility and liquidity

FY2018E Guidance

- ✓ Oil Production: 46 – 50 MBbls/d
- ✓ Total Production: 81 – 87 MBoe/d
- ✓ Capex: ~$600 - $650MM

[1] As of March 1, 2018.
[2] As of December 31, 2017 based on SEC pricing calculated based on the average first day of the month spot price for the preceding 12-month period of $51.34 per Bbl (WTI) and $2.98 per MMBtu (Henry Hub).
3 Does not include $248mm of acquisition costs

EP Energy Corporation
8

Returns-focused leadership with a fresh perspective in all areas Opportunity, opportunity, opportunity High quality assets under new management Management incentives aligned with equity shareholders Swiftly executing operational improvements as well as new concepts Executing accretive A&D Extended debt maturities and improving the balance sheet Improving cash flow

1Q’ 2018 42 45.1 Adjusted EBITDAX ($MM)1 Lease Operating Expense ($MM) Oil Production (MBbls/d) % Change SIGNIFICANT IMPROVEMENT Adjusted Cash Operating Costs ($MM)1 3Q’ 2017 Adjusted G&A ($MM)1 39 45.4 -7% 1% 20 17 -15% 110 101 -8% 159 189 +19% Permian Completed Well Cost ($MM)2 4.67 4.23 -9% 10 EP Energy Corporation 1 See the Glossary to this presentation for the Company’s non-GAAP reconciliations and definitions. 2 Comparison of wells completed in the Permian with similar proppant loading normalized to 7,500’. 10

SOLID GUIDANCE BEAT WITH GROWTH INTO 2Q EP Energy Corporation 1Q 2018 Guidance 1Q 2018 Delta to mid-pt. 2Q 2018 Guidance VOLUMES Oil Production (MBbls/d) 43 – 44 45.4 +4% 47 – 49 Equivalent Production (MBoe/d) 77 – 79 80.1 +3% 80 – 82 OIL & GAS EXPENDITURES ($MM) 210 – 220 208 -3% 200 – 210 11

OPERATIONAL EXECUTION Testing of new zones in the Permian underway in 2Q’18 12 EP Energy Corporation 1st Huff & Puff pilot in the Eagle Ford is operational Electric Frac fleet operational in Permian – reduces $/stage and improves pump time 1st Horizontal Altamont wells currently drilling 1st permanent water recycling facility in the Permian is operational

PRODUCING MORE WITH LESS Streamlined organizational structure – Significant reduction in G&A Flatter organization – Engineers are one step from the CEO Reduced unnecessary process to add productivity Example: The company has a smaller technical staff than in 2017, however, without hiring consultants or FTE’s, we have implemented Huff & Puff and now create detailed, fit for purpose completion designs on each new well. More autonomy, more responsibility, more ownership producing a dynamic decision making process Employee incentives aligned with management Daily executive oversight of activity and CAPEX Monthly executive presence in all field locations 13 EP Energy Corporation

14 EP Energy Corporation AMENDED DRILLING JV KEY TERMS Eagle Ford well program with initial 34 well tranche First wells drilled in 2Q’18 Expect to be completed in 2019 Well bore interest only Investor Benefit: Option on additional tranche of wells with total funding up to $225MM for 60% of drilling and completion (D&C) cost Earns 50% WI in completed interval WI reverts to 15% after investor achieves a 12% return EP Energy Benefit: Improves project returns Operates all wells Benefits from capital carry

ADVANTAGED PERMIAN MARKETING Longhorn Pipeline Oxy Barnhart Station (access to Colorado City via Cline Shale Pipeline) Magellan Barnhart Station (interconnect to Longhorn Pipeline to Gulf Coast) Plains Owens Station (connect to Midland) Permian Basin Pipeline Infrastructure EP Energy Oil Takeaway Alternatives 100% of Midland/Cushing basis exposure hedged in 2018 at ($1.02/Bbl) Over 90% of oil production tied to third-party pipeline gathering system with multiple interconnects to major takeaway pipelines and market hubs Pipeline interconnectivity creates option to sell physical barrels against Magellan East Houston, LLS, or Brent index Abundant natural gas gathering, processing, and treating contracts provide flow assurance for NGLs and residue gas Acreage dedications include “must-take” obligations for processors Each midstream partner either holds firm transportation capacity on downstream pipelines or has long-term marketing agreements with entities holding firm transport 100% of Waha basis exposure hedged in 2018 at ($0.46/MMBtu) and 47% of 2019 hedged at ($0.39/MMBtu) EP Energy Corporation 15

APPENDIX

GLOSSARY This contains a glossary of terms used in this presentation. They are for reference only and may not be comparable to similarly titled measures used at other companies. Non-GAAP Financial Measures Adjusted EBITDAX EBITDAX is defined as net income (loss) plus interest and debt expense, income taxes, depreciation, depletion and amortization and exploration expense. Adjusted EBITDAX is defined as EBITDAX, adjusted as applicable in the relevant period for the net change in the fair value of derivatives (mark-to-market effects of financial derivatives, net of cash settlements and cash premiums related to these derivatives), the non-cash portion of compensation expense (which represents non-cash compensation expense under our long-term incentive programs adjusted for cash payments made under these plans), transition, restructuring and other costs that affect comparability, gains and losses on extinguishment / modification of debt, gains and/or losses on sales of assets and impairment charges. Adjusted EBITDAX is used by management and we believe provides investors with additional information (i) to evaluate our ability to service debt adjusting for items required or permitted in calculating covenant compliance under our debt agreements, (ii) to provide an important supplemental indicator of the operational performance of our business without regard to financing methods and capital structure, (iii) for evaluating our performance relative to our peers, (iv) to measure our liquidity (before cash capital requirements and working capital needs) and (v) to provide supplemental information about certain material non-cash and/or other items that may not continue at the same level in the future. Adjusted EBITDAX has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP or as an alternative to net income (loss), operating income (loss), operating cash flows or other measures of financial performance or liquidity presented in accordance with U.S. GAAP. For example, our presentation of Adjusted EBITDAX may not be comparable to similarly titled measures used by other companies in our industry. Furthermore, our presentation of Adjusted EBITDAX should not be construed as an inference that our future results will be unaffected by the items noted above or what we believe to be other unusual items, or that in the future we may not incur expenses that are the same as or similar to some of the adjustments in this presentation. Adjusted Cash Operating Costs Adjusted cash operating costs is a non-GAAP measure used by management as a performance measure, and we believe provides investors valuable information related to our operating performance and our operating efficiency relative to other industry participants and comparatively over time across our historical results. Adjusted cash operating costs is defined as total operating expenses, excluding depreciation, depletion and amortization expense, exploration expense, impairment charges, gains and/or losses on sales of assets, the non-cash portion of compensation expense (which represents compensation expense under our long-term incentive programs adjusted for cash payments made under these plans) and transition, restructuring and other costs that affect comparability. We use this measure to describe the costs required to directly or indirectly operate our existing assets and produce and sell our oil and natural gas, including the costs associated with the delivery and purchases and sales of produced commodities. Accordingly, we exclude depreciation, depletion, and amortization and impairment charges as such costs are non-cash in nature. We exclude exploration expense from our measure as it is substantially non-cash in nature and is not related to the costs to operate our existing assets. Similarly, gains and losses on the sale of assets are excluded as they are unrelated to the operation of our assets. We exclude the non-cash portion of compensation expense as well as transition, restructuring and other costs that affect comparability, as we believe such adjustments allow investors to evaluate our costs against others in our industry and these items can vary across companies due to different ownership structures, compensation objectives or the occurrence of transactions. This measure is subject to limitations as analytical tools, and should not be considered in isolation as a substitute for analysis of our results as reported under U.S. GAAP or as an alternative to operating expenses, operating cash flows or other measures of financial performance or liquidity presented in accordance with U.S. GAAP. This measure may also not be comparable to similarly titled measures used by other companies. 17 EP Energy Corporation 17

GLOSSARY (CONT’D) This contains a glossary of terms used in this presentation. They are for reference only and may not be comparable to similarly titled measures used at other companies. Non-GAAP Financial Measures (Cont’d) Net Debt Net Debt is a non-GAAP measure defined as long-term debt less cash and cash equivalents. We believe Net Debt provides useful information to investors for analysis of the Company’s financial position and/or liquidity; however, this measure may not be comparable to similarly titled measures used by other companies and is subject to several of the same limitations as analytical tools as noted in the paragraphs above. Net Debt should not be considered in isolation as a substitute to long-term debt as reported under U.S. GAAP or as an alternative to other measures of financial position or liquidity presented in accordance with U.S. GAAP. At March 31, 2018, the Company’s net debt was approximately $4.2 billion (total debt of approximately $4,218 million less cash and cash equivalents of approximately $19 million). PV-10 PV-10 is a non GAAP measure and is derived from the standardized measure of discounted future net cash flows, which is the most directly comparable GAAP financial measure. Our PV-10 differs from our standardized measure because our standardized measure reflects discounted future income taxes related to our domestic operations. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the relative monetary significance of our oil, natural gas and NGLs properties regardless of tax structure. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies. We use this measure when assessing the potential return on investment related to our oil, natural gas and NGLs properties. PV-10, however, is not a substitute for the standardized measure of discounted future net cash flows. Our PV-10 measure and the standardized measure of discounted future net cash flows do not purport to present the fair value of our oil (including NGLs) and natural gas reserves. The unweighted arithmetic average of the historical first day of the month prices for the prior 12 months was $51.34 per barrel of oil (WTI) and $2.98 per MMBtu of natural gas (Henry Hub) as of December 31, 2017. Pricing used to calculate the standardized measure of discounted future net cash flows is based on SEC Regulation S-X, Rule 4-10 as amended, using the 12-month average price calculated as the unweighted arithmetic average of the spot price on the first day of each month preceding the 12-month period prior to the end of the reporting period. The PV-10 of our estimated net proved reserves was prepared using pricing based on closing monthly futures prices as reported on the NYMEX for oil and natural gas on May 16, 2018 rather than using the average of the first-day-of-the-month prices for the prior 12 months in accordance with SEC guidance. The average future prices for benchmark commodities used in determining the PV-10 of our estimated proved reserves using NYMEX strip prices were $68.42/Bbl for oil and NGL for 2018, $65.95 for 2019, $60.61 for 2020, $57.23 for 2021, $55.12 for 2022 and $53.87 for 2023 and thereafter and $2.88/MMBtu for natural gas for 2018, $2.72 for 2019, $2.66 for 2020, $2.67 for 2021, $2.71 for 2022 and $2.78 for 2023 and thereafter. PV-10 estimates include current contractual arrangements (e.g. amended Wolfcamp royalty framework) and royalty obligations. Not included in this measure is the value of our future hedge settlements using NYMEX strip prices as of May 16, 2018. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date. NYMEX futures prices are not necessarily a projection of future oil and natural gas prices. While we believe the NYMEX forward-month contract pricing is the most accurate indicator of commodity prices as of the applicable date, commodity prices are volatile. As a result, actual future prices may vary significantly from the NYMEX prices on May 16, 2018. Adjusted General and Administrative Expenses Adjusted general and administrative expenses are defined as general and administrative expenses excluding the non-cash portion of compensation expense which represents compensation expense (net of forfeitures) under our long-term incentive programs adjusted for cash payments under these plans. Adjusted general and administrative expense is used by management and investors as additional information. Adjusted general and administrative expense is subject to several of the same limitations as analytical tools as noted in the paragraphs above and should not be considered in isolation or as a substitute to general and administrative expenses as reported under U.S. GAAP. 18 EP Energy Corporation 18

19 EP Energy Corporation RBL AMENDMENT OVERVIEW Commitment reduced from $1,359mm to $629.4mm allowing for new $1,000mm 1.125L Secured notes offering Borrowing base remains at $1,359mm 2.5 year extension (from May 2019 to November 2021) Credit-friendly changes: Addition of DACA provisions Replaced total leverage ratio with 1st lien debt / EBITDAX <= 2.25x ratio Updated Limitations on Sales of Assets Stricter Limitations on Liens New Limitations on Investments Further Limitations on Restricted Payments Additional Limitations on debt Payments Added current ratio Covenant

CURRENT HEDGE POSITION Note: Hedge positions are as of May 15, 2018 (Contract months: January 1, 2018 – Forward). Percent hedged based on guidance. Substantial portion of 2018 crude oil volume hedged with floor at $58.47/Bbl Crude oil option structures allow for significant upside participation as WTI price rises 96% of 2019 crude oil exposure open to upward price moves above current strip Hedge-Adjusted 2018 Crude Oil Revenue at Various WTI Prices Revenue (million $) WTI Settlement Price ($/bbl) 2018 Crude Oil Upside Price Exposure 20 EP Energy Corporation $900 $950 $1,000 $1,050 $1,100 $1,150 $1,200 $45 $50 $55 $60 $65 $70 $75 66% 34% Crude Volume with Upside Price Exposure Crude Volume at Fixed Price

RECONCILATION OF ADJUSTED EBITDAX 1 Represents the income statement impact of financial derivatives. 2 Represents actual cash settlements related to financial derivatives. No cash premiums were received or paid for the periods presented. 3 Non-cash portion of compensation expense represents compensation expense (net of forfeitures) under long-term incentive programs adjusted for cash payments made under these plans. 21 EP Energy Corporation Three months ended Three months ended ($ in millions) March 31, 2018 September 30, 2017 Net (loss) income $18 ($72) Income tax expense – (2) Interest expense, net of capitalized interest 85 80 Depreciation, depletion and amortization 120 118 Exploration expense 1 3 EBITDAX $224 $127 Mark-to-market on financial derivatives 1 14 23 Cash settlements and cash premiums on financial derivatives 2 (10) 27 Non-cash portion of compensation expense 3 2 5 Loss (gain) on extinguishment of debt (41) (24) Impairment charges – 1 Adjusted EBITDAX $189 $159

RECONCILATION OF GENERAL AND ADMINISTRATIVE EXPENSE 1Per unit costs are based on actual total amounts rather than the rounded totals presented. 22 EP Energy Corporation 1 1 Three months ended Three months ended March 31, 2018 September 30, 2017 ($ in millions except per unit costs) Total ($/Boe) Total ($/Boe) GAAP general and administrative expense $19 $2.58 $25 $3.28 Less non-cash compensation expense 2 0.27 5 0.65 Adjusted general and administrative expense $17 $2.31 $20 $2.63

RECONCILATION OF ADJUSTED CASH OPERATING COSTS 1 Per unit costs are based on actual total amounts rather than the rounded totals presented. 2 Amounts are excluded in the calculation of adjusted general and administrative expense. 23 EP Energy Corporation ($ in millions) Total Per-Unit 1 Total Per-Unit 1 Oil and natural gas purchases – – – – Transportation costs 25 3.43 29 3.91 Lease operating expense 39 5.48 42 5.66 General and administrative 19 2.58 25 3.28 Depreciation, depletion and amortization 120 16.69 118 15.92 Impairment charges – – 1 0.09 Exploration and other expense 1 0.18 6 0.83 Taxes, other than income taxes 20 2.75 16 2.10 Total operating expenses $224 $31.11 $237 $31.79 Depreciation, depletion and amortization (120) (16.69) (118) (15.92) Impairment charges – – (1) (0.09) Exploration expense (1) (0.18) (3) (0.40) Non-cash portion of compensation expense 2 (2) (0.27) (5) (0.65) Adjusted cash operating costs and per-unit adjusted cash costs $101 $13.97 $110 $14.73 Quarter ended March 31, 2018 Quarter ended September 30, 2017

NEW SENIOR SECURED NOTES COLLATERAL COVERAGE1 24 EP Energy Corporation $1,000 million through the new Senior Secured Notes and RBL Borrowings $1,629 million through the new Senior Secured Notes and full RBL Borrowing Base2 2.0x 1.2x Note: $ in millions. See the Glossary to this presentation for the Company’s non-GAAP reconciliations and definitions. 1 The PV-10 of our estimated net proved reserves was prepared using pricing based on closing monthly futures prices as reported on the NYMEX for oil and natural gas on May 16, 2018 rather than using the average of the first-day-of-the-month prices for the prior 12 months in accordance with SEC guidance. 2 Assumes pro forma borrowing base under the RBL reduced to $629mm. 2.1x 1.3x 1.8x 2.9x $2,948 $2,054 – $500 $1,000 $1,500 $2,000 $2,500 $3,000 Strip 1P PV-10 Strip PDP PV-10

YE 2017 PV-10 AND RECONCILIATION 1 The PV-10 of our estimated net proved reserves was prepared using pricing based on closing monthly futures prices as reported on the NYMEX for oil and natural gas on May 16, 2018 rather than using the average of the first-day-of-the-month prices for the prior 12 months in accordance with SEC guidance. Assumes UL Sliding Scale Royalty relief of 6.25%, unchanged from EOY 2017 reserves. 2 Assumption differences relate to the utilization of NYMEX strip prices as of May 16, 2018. 3 The first day 12-month average price used to estimate our proved reserves at December 31, 2017 was $51.34 per barrel of oil (WTI) and $2.98 per MMBtu for natural gas (Henry Hub). 25 EP Energy Corporation The following table provides a reconciliation of PV-10 to the standardized measure of discounted future net cash flows (in millions): 12/31/2017 PV-10 ($MM) Proved Developed $2,054 Proved Undeveloped 894 PV-10 of Oil and Gas Reserves 1 $2,948 PV-10 of Oil, Gas and NGL Reserves - Dec. 31, 2017 $2,948 Less: Assumption differences 2 889 PV-10 of Oil, Gas and NGL Reserves - Dec. 31, 2017 at SEC prices 3 $2,059 Less: Income taxes, discounted at 10% 26 Standardized measure of discounted future net cash flows at Dec. 31, 2017 $2,033